                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MANUFACTURED HOME COMMUNITIES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         MARYLAND                                     36-3857664
----------------------------           -----------------------------------------
  (State of incorporation)                (I.R.S. Employer Identification No.)

                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                             CHICAGO, ILLINOIS 60606
                             -----------------------
                    (Address of principal executive offices)

                       MANUFACTURED HOME COMMUNITIES, INC.
                       -----------------------------------
                              1992 STOCK OPTION AND
                              ---------------------
                                STOCK AWARD PLAN
                                ----------------
                            (Full title of the Plan)

                              ELLEN KELLEHER, ESQ.
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       MANUFACTURED HOME COMMUNITIES, INC.
                      TWO NORTH RIVERSIDE PLAZA, SUITE 800
                             CHICAGO, ILLINOIS 60606
                                 (312) 279-1400
            (Name, address and telephone number of agent for service)

                                      CALCULATION OF REGISTRATION FEE
===============================================================================================================
 Title of Each Class of                            Proposed Maximum      Proposed Maximum
    Securities to be          Amount to be       Offering Price per     Aggregate Offering      Amount of
       Registered              Registered             Share(1)                Price(1)       Registration Fee
------------------------- --------------------- --------------------- --------------------- -------------------
Common Stock, par value    2,000,000 shares(2)      $28.54                  $57,080,000          $14,270
$.01 per share

===============================================================================================================

         (1) The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the shares of common stock, par value $0.01 per share, of the Registrant ("Common Stock") as quoted on the New York Stock Exchange on July 31, 2001.

         (2) 4,000,000 shares of Common Stock have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 2,000,000 shares of Common Stock being registered hereunder.

                                     PART II
                      REGISTRATION OF ADDITONAL SECURITIES

         This Registration Statement of Manufactured Home Communities, Inc. (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated December 7, 1998 (SEC File Number 333-68473) covering 2,000,000 shares of the Company's common stock, par value $0.01 per share ("Common Shares"), issuable upon the award of share grants and the exercise of options granted under the Company's 1992 Stock Option and Stock Award Plan (the "Plan"), which previous registration statement incorporated by reference the contents of the Company's registration statement on Form S-8 dated April 16, 1997 (SEC File Number 333-25295) covering 1,000,000 Common Shares, which in turn incorporated by reference the contents of the Company's registration statement on Form S-8 dated March 23, 1994 (SEC File Number 33-76846) covering 1,000,000 Common Shares.

         On March 23, 2001, the Company's Board of Directors approved resolutions amending and restating the Plan effective March 23, 2001 (together with all other amendments thereto and restatements thereof, the "Amended Plan") to increase the number of Common Shares issuable thereunder by 2,000,000 Common Shares to an aggregate of 6,000,000 Common Shares. On May 8, 2001, the Company's shareholders approved the Amended Plan. The total number of Common Shares currently registered for issuance pursuant to the Plan is 4,000,000 and this Registration Statement covers the additional 2,000,000 Common Shares to be registered hereunder.

ITEM 8.       EXHIBITS

         Reference is made to the Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, this 25th day of July, 2001.

                                            MANUFACTURED HOME COMMUNITIES, INC.


                                            By:      /s/ Howard Walker
                                               ---------------------------------
                                                     Howard Walker
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated this 25th day of July, 2001.

         Signature                                            Title


          /s/ Samuel Zell             Chairman of the Board
----------------------------------
            Samuel Zell

         /s/ Howard Walker            Chief Executive Officer and Director
----------------------------------    (principal executive officer)
           Howard Walker

      /s/ Thomas P. Heneghan          President and Chief Operating Officer
----------------------------------
        Thomas P. Heneghan

        /s/ John M. Zoeller           Vice President and Chief Financial Officer
----------------------------------    (principal financial officer)
          John M. Zoeller

          /s/ Mark Howell             Principal Accounting Officer
----------------------------------    (principal accounting officer)
            Mark Howell

         /s/ Howard Walker            Chief Executive Officer and Director
----------------------------------    (principal executive officer)
           Howard Walker              *Attorney-in-Fact

        /s/ John M. Zoeller           Vice President and Chief Financial Officer
----------------------------------    (principal financial officer)
          John M. Zoeller             *Attorney-in-Fact

       * Donald S. Chisholm           Director
----------------------------------
        Donald S. Chisholm

       * Thomas E. Dobrowski          Director
----------------------------------
        Thomas E. Dobrowski

       /s/ David A. Helfand           Director
----------------------------------
         David A. Helfand

     * Louis H. Masotti, Ph.D.        Director
----------------------------------
      Louis H. Masotti, Ph.D.

      * John F. Podjasek, Jr.         Director
----------------------------------
       John F. Podjasek, Jr.

      /s/ Sheli Z. Rosenberg          Director
----------------------------------
        Sheli Z. Rosenberg

        * Michael A. Torres           Director
----------------------------------
         Michael A. Torres

          * Gary Waterman             Director
----------------------------------
           Gary Waterman

                                    EXHIBITS

         The following exhibits are filed as part of this Registration
Statement.

EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------
     4.1 Articles of Amendment and Restatement of Manufactured Home Communities, Inc., included as Exhibit 3.2 to the Company's Registration Statement on Form S-11 filed February 24, 1993 (SEC File No. 33-55994) and incorporated herein by reference.

     4.2 Amended Bylaws of Manufactured Home Communities, Inc., included as Exhibit 3.3 to the Company's Registration Statement on
                 Form S-3 filed November 12, 1999 (SEC File No. 333-90813) and incorporated herein by reference.

     4.3 Manufactured Home Communities, Inc. 1992 Stock Option and Stock Award Plan, included as Appendix A to the Registrant's Definitive Proxy Statement dated March 30, 2001 (SEC File No. 001-11718) relating to the Annual Meeting of Stockholders held on May 8, 2001.

     5.1         Legal opinion of Seyfarth Shaw dated as of July 25, 2001.

     23.1        Consent of Ernst & Young LLP dated as of July 25, 2001.

     23.2 Consent of Seyfarth Shaw (included in the opinion filed as Exhibit 5.1).

     24.1        Power of Attorney for John F. Podjasek, Jr. dated July 25,
                 2001.

     24.2        Power of Attorney for Michael A. Torres dated July 23, 2001.

     24.3        Power of Attorney for Thomas E. Dobrowski dated July 20, 2001.

     24.4        Power of Attorney for Gary Waterman dated July 23, 2001.

     24.5        Power of Attorney for Donald S. Chisholm dated July 20, 2001.

     24.6        Power of Attorney for Louis H. Masotti dated July 23, 2001.